EXHIBIT 99

FOR IMMEDIATE RELEASE	CONTACT: John A. Ustaszewski
Thursday, October 28, 2010	Chief Financial Officer
(740) 657-7000
DCB FINANCIAL CORP ANNOUNCES
ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
LEWIS CENTER, Ohio — DCB Financial Corp (“DCBF”), a registered financial holding company and the parent holding company for The Delaware County Bank & Trust Company (the “Bank”) announces that the Bank has entered into a written agreement (the “Agreement”)with the Ohio Division of Financial Institutions (“ODFI”) and a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) effective October 28, 2010 which address matters pertaining to, among other things: management and operations of the Bank; credit risk management practices and credit administration policies and procedures; Bank actions with respect to problem assets; reserves for loan and lease losses; strengthening the capital position of the Bank; the strategic plan and budget for fiscal 2011; staffing; and submitting a funding contingency plan for the Bank that identifies available sources of liquidity and includes a plan for dealing with potential adverse economic and market conditions.
The Consent Order and the Agreement contain substantially similar provisions. Among other things they require the Bank to attain a minimum 9% tier-1 capital ratio within 90 days of the effective date, and total risk-based capital ratio of not less than 13% within that same time period; submission of plans related to the reduction of non-performing assets; and, a review of accounting matters related to subsidiary companies.
Management and the board have already made significant progress towards addressing and resolving these issues which are based on the findings of the ODFI and FDIC during their examination of the Bank as of March 2010. Since the completion of the examination a number of initiatives have been developed and implemented which address the referenced matters, including: strengthening the Bank’s liquidity position and developing improved liquidity analysis and reporting; improving its credit underwriting and monitoring processes; and utilizing significant resources to address its problem loan portfolio in order to reduce the total level of under-performing loans. As noted below, DCBF has also engaged a national recognized consulting firm to provide assistance with respect to capital planning for DCBF and the Bank.
Board Chair Vicki Lewis and Interim President and Chief Executive Officer Dave Folkwein have stated that they look forward to continuing working closely with regulatory agencies to address and resolve the issues facing the Bank, and have already taken significant steps toward addressing and resolving the matters contained in the Agreement and Consent Order. Mr. Folkwein noted, “We are all dedicated to continuing to work hard and to put in long hours to resolve the issues facing the Bank and DCBF in tandem with our regulatory partners. The banking industry is particularly challenged by the current economy, and we will continue to address those challenges head-on.”
Mr. Folkwein added, “The Bank has aggressively managed its problem loan portfolio and as a whole have added significantly to our reserve position which now stands at 2.84% at September 30, 2010. Our customers’ deposits remain insured to the maximum provided by law through the FDIC. Our customers will continue to receive outstanding customer support and the fast, friendly service to which they are accustomed.”

The Agreement and Consent Order also provide that The Bank may not declare or pay dividends to DCBF without the prior approval of the FDIC and ODFI. And, as announced earlier this year by DCBF, without the prior approval of the Federal Reserve, DCBF may not declare or pay cash dividends, repurchase any of its shares, make payments on its trust preferred securities or incur or guarantee any debt.
As previously noted, The Bank is required to achieve a tier-1 capital ratio of not less than 9.0% and a total risk-based capital ratio of not less than 13% within 90 days of the effective date of the Agreement and Consent Order, and, to maintain those capital levels during the remaining term of the Agreement and the Consent Order. It may do so by, among other alternatives, raising additional capital, generating sufficient earnings, reducing the bank’s assets, or a combination thereof.
Management has also retained the services of Keefe, Bruyette & Woods (“KBW”), a nationally recognized capital markets specialist, to assist in the development of initiatives to increase the overall capital levels of the Bank and its parent, DCB Financial Corp. With the assistance of KBW and the completion of the initiatives already indentified, Management and the board are committed to meet the terms of the Agreement and the Consent Order on a timely basis. However, there can be no assurances that the Bank will be able to comply.
Additionally, the Bank is required to submit periodic progress reports to the ODFI and the FDIC regarding various aspects of the foregoing actions and requirements, and the Bank board has appointed a compliance committee to monitor and coordinate the Bank’s performance under the Agreement and Consent Order. The Agreement and Consent Order will remain in effect until modified or terminated by the ODFI and/or the FDIC. The Bank entered into the Agreement and the Consent Order without admitting or denying any unsafe or unsound banking practices, violations, rule or regulation.
The Bank remains an eligible depository for public funds as defined by Ohio Revised Code, and, its customers retain full availability of deposit insurance through the FDIC to the maximum provided by law.
Information regarding FDIC insurance can be located at: http://www.fdic.gov/deposit/deposits/index.html
A copy of the Consent Order is attached as Exhibit 10.1, and a copy of the Agreement is attached as Exhibit 10.2, to this Current Report on Form 8-K. The above summary of the Consent Order and the Agreement is qualified in its entirety by reference to documents contained in those Exhibits, which are incorporated herein by this reference.

About DCB Financial Corp
The DCB Financial Corp. (OTC Bulletin Board: DCBF) is a bank holding company headquartered in Lewis Center, Ohio. Through its affiliated companies, the DCB Financial Corp. has been providing a full range of financial services including checking, loans, savings, insurance and investment services to customers for 60 years. For more information about the DCB Financial Corp, please visit www.dcbfinancialcorp.com.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
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